March 5th, 2013

3DIcon Technology Update

Dear 3DIcon Shareholders,

With this letter, I would like to bring you up-to-date on the technical status and plans for our patented CSpace® volumetric 3D display technology. You last heard from us on this subject in our public filings and in my last Technology Update letter to shareholders that was posted on our website on June 18, 2012. I will also update you about the technologies we are considering as part of our strategy to enter the glasses-free flat screen 3D display industry.

CSPACE® DEVELOPMENT PLAN

As you may recall from my previous letters, in March of 2012, we embarked on a new evolutionary, step-by-step development and commercialization strategy for our patented CSpace® volumetric 3D display technology. Within the technical development component of that strategy our plan is to develop multiple staged prototypes (laboratory and customer) with successively higher performance (brightness, resolution and image size). In October of 2012, we completed our 2nd generation laboratory prototype, Lab Proto 2, which delivered an image that was approximately 200 times brighter, 8 times larger and with much higher resolution than our first laboratory prototype, Lab Proto 1. In November of 2012, we began the development of our final laboratory prototype, Lab Proto 3.

LAB PROTO 3 GOALS & PROGRESS

The primary goal for Lab Proto 3 is to develop the capability to build larger image chambers of different sizes. We call this capability our scalable image chamber “system”. That system will consist of both materials and a fabrication process to actually create image chambers. The secondary goals for Lab Proto 3 are to create an even larger and higher resolution laboratory prototype that makes use of this new scalable image chamber system and our new Z-axis scanning system. Lab Proto 3 should enable us to more credibly engage with potential customers and provide the necessary data in support of proposals we intend to present to prospective customers in order to explore opportunities to develop application specific customer funded prototypes. We plan to use the first of these application specific prototypes to demonstrate CSpace to other prospective customers.

Since November of 2012, our technical team has been focused on the development of two key building blocks required for Lab Proto 3. The first building block is the new Z-axis scanning system that creates “slices” or virtual projection screens that move through the image chamber to enable multiple 2D images to be projected over time resulting in a full 3D image. This new Z-axis scanning system is expected to again significantly increase brightness, which will be required to support larger image chambers. I am delighted to let you know that the three key components of this subsystem have been completed and are undergoing testing. Once that testing is complete, we plan to assemble these components, test the complete Z-axis scanning subsystem and finally integrate that subsystem into Lab Proto 3. Because we believe that this new scanning system is so unique, we are writing an invention disclosure and plan to apply for a patent. Once our patent has been filed, I will be able to share more details with you.

The second building block is the scalable image chamber system. Since November of 2012, our technical team has identifying, qualifying and evaluating samples of the materials (phosphors plus different types of plastic and glass) that will comprise the scalable image chamber. These new phosphors are required for both performance and compatibility with the plastic or glass we intend use for the scalable image chamber. Some very promising candidate materials have already been identified.

CSPACE COMMERCIALIZATION STRATEGY

As I have mentioned in previous letters, our commercialization strategy for CSpace® is based on a technology development and licensing business model. Revenues from that model are expected to come from customer funded development and license fees / royalties. The reason that this business model was chosen is that, initially, CSpace will be targeting high value / low volume applications in the government and industrial sectors. These include: air traffic control, medical imaging, geological visualization for the oil & gas industry, weather visualization, battle space visualization, and cargo / baggage / people scan displays for homeland security. In these applications, 3D displays based on our CSpace® technology will be 1) very application specific and 2) part of a much larger system. By application specific we mean that each application is anticipated to have different requirements and therefore each 3D display will likely have different specifications. These large and complex systems are typically developed and manufactured by government prime contractors like: Raytheon, Boeing, Lockheed Martin, and Northrop Grumman. We have spoken with some of these companies about the potential applications for CSpace in areas where they have existing application expertise, products or customers and have demonstrations scheduled, but do not have any further commitments beyond that at this time. While these preliminary discussions are promising, our near term business development plan is to create awareness of and interest in CSpace® over the next several months and then re-engage with interested parties when Lab Proto 3 is nearing completion later this year. At that time, we will be able to match the expanded capabilities of CSpace (as demonstrated by Lab Proto 3) with application requirements to determine the best-fit applications and customers. Since January, I have personally taken charge of all CSpace® business development activities.

GLASSES-FREE FLAT SCREEN 3D TECHNOLOGY

As you may recall from my February 20th, 2013 letter, the Company still intends to pursue a glasses-free flat screen 3D strategy in addition to our CSpace technical and business development efforts. Based on extensive primary market research, we remain convinced that there is a great opportunity in the digital signage market for glasses-free flat screen 3D displays bundled with great 3D content.

Our original strategy was to enter the digital signage market by reselling the best currently available glasses-free flat screen 3D displays under the 3DIcon brand and then follow that with a higher performance 3DIcon developed products based on acquired technology. Although we do not have any agreements in place, we still intend to enter this market by partnering with a current manufacturer and reselling a family of glasses-free flat screen 3D displays. We also still intend to follow that by developing higher performance products using next generation technology.

Based on our ongoing market research in the glasses-free 3D display technology area, we now believe that the next generation glasses-free flat screen 3D technology for digital signage will be a cost reduced version of a new technology that is currently being prototyped and demonstrated by a few small companies. While this technology takes glasses-free 3D to a whole new level of performance, it is quite complex and therefore expensive. Within the last few months, 3DIcon has invented what we believe to be a fundamentally new way of implementing this technology that significantly reduces the complexity and therefore the cost. We are currently in the process of filing a patent for this potentially breakthrough design. Once the patent has been filed, I will have more to say about our plans to commercialize this technology.

SUMMARY

As we hope you can tell from the above update, we remain committed to our two prong strategy in the glasses-free 3D display industry: evolutionary development of our patented CSpace® volumetric 3D display technology and, in parallel, we plan to enter the digital signage market with best-of-class glasses-free flat screen 3D displays bundled with great 3D content. As your CEO, I ask for your continued support as we continue to make technical progress and as we endeavor to secure the financing necessary to fully execute both strategies and build the company that you, our shareholders, expect from your management team.

Sincerely,

Mark Willner

CEO